Exhibit 10.4
                                                    Pittway Corporation
                                                    December 31, 1998
                                                    Form 10-K


EMPLOYMENT AGREEMENT


          AGREEMENT made as of January 1, 1998, between Pittway
Corporation, a Delaware corporation (the "Company"), and Paul R. Gauvreau ("Executive").

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1.  Employment.  The Company shall employ
Executive, and Executive accepts continued employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 5 hereof (the "Employment Period").

          2.  Position and Duties.

          (a) During the Employment Period, Executive shall serve as the chief financial officer and chief accounting officer of the Company, and shall have the normal duties, responsibilities and authority of an executive serving in such position, subject to the power of the Board of Directors of the Company (the "Board") to expand or limit such duties, responsibilities and authority, either generally or in specific instances.
 Executive shall have the title Financial Vice President, Chief Financial Officer and Treasurer of the Company, subject to the power of the Board to change such title from time to time. During the Employment Period, Executive shall also serve as a director of any affiliate of the Company designated by the Board for so long as the Board causes him to be elected to such position.

          (b) Executive shall report to the President of the Company (the "President").

          (c) During the Employment Period, Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity and, provided such activities do not exceed those in which Executive has engaged in the past, participation in charitable and civic endeavors and management of Executive's personal investments and business interests) to the business and affairs of the Company, its subsidiaries and affiliates. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

          (d) Executive shall perform his duties and responsibilities principally in the Chicago metropolitan area, and shall not be required to travel outside that area any more extensively than he has done in the past in the ordinary course of the business of the Company.



          3.  Salary and Benefits.

          (a) The Company agrees to pay Executive a salary during the Employment Period, in monthly installments.

          (b)  Executive's initial salary shall be $290,000 per annum.

          (c) Executive's salary may be increased by the Board from time to time.

          (d) The Board may, in its sole discretion, award a bonus to Executive for any calendar year during the Employment Period.

          (e) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (f) In addition to the salary and any bonus(es) payable to Executive pursuant to this paragraph, Executive shall be entitled during the Employment Period to participate, on the same basis as other executives of the Company (but subject to variations among executives resulting from differences in the levels of benefits made available to employees at particular business units under the Company's 401(k) plan or any other plan of the Company), in the Company's Standard Executive Benefits Package. The Company's "Standard Executive Benefits Package" means those benefits (including insurance, vacation, company car or car allowance and/or other benefits) for which substantially all of the executives of the Company are from time to time generally eligible, as determined from time to time by the Board.

          (g) In addition to participation in the Company's Standard Executive Benefits Package pursuant to this paragraph, Executive shall be entitled during the Employment Period to:

            (i) additional term life insurance coverage in an amount equal to Executive's salary; but only if and so long as such additional coverage is available at standard rates from the insurer providing term life insurance coverage under the Standard Executive Benefits Package or from a comparable insurer acceptable to the Company;


            (ii) supplementary long-term disability coverage in an amount which will increase maximum covered annual compensation to $330,000 and the maximum monthly payments to $18,333;
but only if and so long as such supplementary coverage is available at standard rates from the insurer providing long-term disability coverage under the Standard
Executive Benefits Package or a comparable insurer acceptable to the Company; and

            (iii)  participation in the Pittway Corporation
Supplemental Executive Retirement Plan effective January
1, 1996 (the "SERP"), a copy of which, as currently in effect, is attached hereto as Exhibit A, except that the beginning date for accrual of a benefit shall be January
1, 1998.

          4. Adjustments. Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that if there is a significant reduction in the level of the business to which Executive's duties under this Agreement relate, but Executive thereafter remains an employee of the Company, the Board may make adjustments in Executive's duties, responsibility and authority, and in Executive's compensation, as the Board deems appropriate to reflect such reduction.

          5.  Employment Period.

          (a) Except as hereinafter provided, the Employment Period shall continue until, and shall end upon, the third anniversary of the date hereof.

          (b) On each anniversary of the date hereof which precedes Executive's sixty-fifth birthday by more than two years, unless the Employment Period shall have ended early pursuant to (c) below or either party shall have given the other party written notice that the extension provision in this sentence shall no longer apply, the Employment Period shall be extended for an additional calendar year (unless Executive's sixty-fifth birthday occurs during such additional calendar year, in which event the Employment Period shall be extended only until such birthday). In no event shall the Employment Period be extended beyond the Executive's sixty-fifth birthday except by mutual written agreement of the Company and Executive.

          (c) Notwithstanding (a) and (b) above, the Employment Period shall end early upon the first to occur of any of the following events:

            (i)  Executive's death;

            (ii) Executive's retirement upon or after reaching age 65 ("Retirement");

            (iii) the Company's termination of Executive's employment on account of Executive's having become unable (as determined by the Board in good faith) to regularly perform his duties hereunder by reason of illness or incapacity for a period of more than six (6) consecutive months ("Termination for Disability");

            (iv) the Company's termination of Executive's employment for Cause ("Termination for Cause");

            (v) the Company's termination of Executive's employment other than a Termination for Disability or a Termination for Cause ("Termination without Cause");

            (vi) Executive's termination of Executive's employment for Good Reason, by means of advance written notice to the Company at least thirty (30) days prior to the effective date of such termination identifying such termination as a Termination by Executive for Good Reason ("Termination by Executive for Good Reason") (it being expressly understood that Executive's giving notice that the extension provision in the first sentence of paragraph 5
(b) hereof shall no longer apply shall not constitute a "Termination by Executive for Good Reason"); or

            (vii) Executive's termination of Executive's employment for any reason other than Good Reason, by means of advance written notice to the Company at least one hundred eighty (180) days prior to the effective date of such termination identifying such termination as a Termination by Executive with Advance Notice
("Termination by Executive with Advance Notice") (it being expressly understood that Executive's giving notice that the extension provision in the first sentence of paragraph 5 (b) hereof shall no longer apply shall not constitute a "Termination by Executive with Advance
Notice").

          (d)  For purposes of this Agreement, "Cause" shall mean:

            (i) the commission by Executive of a felony or a crime involving moral turpitude;

            (ii)  the commission by Executive of a fraud;

            (iii) the commission by Executive of any act involving dishonesty or disloyalty with respect to the Company or any of its subsidiaries or affiliates;

            (iv) conduct by Executive tending to bring the Company or any of its subsidiaries or affiliates into substantial public disgrace or disrepute;

            (v) gross negligence or willful misconduct by Executive with respect to the Company or any of its subsidiaries or affiliates;

            (vi) repudiation of this Agreement by Executive or Executive's abandonment of his employment with the Company (it being expressly understood that a Termination by Executive for Good Reason or a Termination by Executive with Advance
Notice shall not constitute such a repudiation or abandonment);

            (vii) breach by Executive of any of the agreements in paragraph 10 hereof; or

            (viii) any other breach by Executive of this Agreement which is material and which is not cured within thirty
(30) days after written notice thereof to Executive from the Company.

          (e)  For purposes of this Agreement, "Good Reason" shall mean:

            (i) a reduction by the Company in Executive's salary to an amount less than "Executive's Reference Salary" (i.e.,
Executive's initial salary or, in the event the Employment Period has been extended pursuant to paragraph
5(b) hereof, Executive's salary on the date on which the most recent such extension occurred); or

             (ii) any breach by the Company of this Agreement which is material and which is not cured within thirty (30) days after written notice thereof to the Company from Executive.

          6.  Post-Employment Period Payments.

          (a) If the Employment Period ends on the date on which (without any extension thereof) it is then scheduled to end pursuant to paragraph 5 hereof, or if the Employment Period ends early pursuant to paragraph 5 hereof for any reason, Executive shall cease to have any rights to salary, bonus (if any) or benefits other than: (i) any salary which has accrued but is unpaid, and any expenses which have been incurred but are unpaid, as of the end of the Employment Period, (ii) (but only to the extent provided in the SERP any other benefit plan in which Executive has participated as an employee of the Company) any plan benefits which by their terms extend beyond termination of Executive's employment and (iii) any other amounts(s) payable pursuant to the succeeding provisions of this paragraph 6.

          (b) If the Employment Period ends pursuant to paragraph 5 hereof on Executive's sixty-fifth birthday, or if the Employment Period ends early pursuant to paragraph 5 hereof on account of Executive's death, Retirement or Termination for Disability, the Company shall make no further payments to Executive except as contemplated in (a) (i) and (ii) above.

          (c) If the Employment Period ends early pursuant to paragraph 5 hereof on account of Termination for Cause, the Company shall pay Executive an amount equal to that Executive would have received as salary (based on Executive's salary then in effect) had the Employment Period remained in effect until the later of the effective date of the Company's termination of Executive's employment or the date thirty days after the Company's notice to Executive of such termination.

          (d)  If the Employment Period ends early pursuant to paragraph
5 hereof on account of a Termination without Cause or a Termination by Executive for Good Reason, the Company shall pay to Executive amounts equal to the amounts Executive would have received as salary (based on Executive's salary then in effect or, if greater, Executive's Reference Salary) had the Employment Period remained in effect until the date on which (without any extension thereof) it was then scheduled to end, at the times such amounts would have been paid (in the event Executive is entitled during the payment period to any payments under any disability benefit plan or the like in which Executive has participated as an employee of the Company, less such payments); provided, however, that in the event of Executive's death during the payment period, the Company shall not be obligated to pay any subsequent such amounts, but the Company shall pay to Executive's estate (or such person or persons as Executive may designate in a written instrument signed by him and delivered to the Company prior to his death) either (i) amounts during the remainder of the payment period equal to one-half of the amounts which would have been paid to Executive but for his death or (ii) if so elected by the payee(s) by written notice to the Company within the period of sixty (60) days after the date of Executive's death, a lump sum amount equivalent to the discounted present value of such reduced amounts, discounted at the publicly announced reference rate for commercial lending of Bank of America in effect at the date of notice to the Company of such election, with said amount to be paid on a date no later than thirty (30) days following the date of notice to the Company of such election. It is expressly understood that the Company's payment obligations under this (d) shall cease in the event Executive breaches any of his agreements in paragraph 7, 9 or 10 hereof.

          (e) If the Employment Period ends early pursuant to paragraph 5 hereof on account of a Termination by Executive with Advance Notice, the Company shall make no further payments to Executive except as contemplated in (a) (i) and (ii) above.

          7. Inventions and Other Intellectual Property. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, trademarks, slogans, product or other designs, advertising or marketing programs, and all similar or related information which relate to the Company's or any of its subsidiaries' or affiliates' actual or anticipated business, research and development or existing or future products or services and which are (or were prior to the date of this Agreement) conceived, developed or made by Executive, whether alone or jointly with others, while employed by the Company or any such subsidiary or affiliate or any predecessor thereof ("Work Product") belong to the Company or such subsidiary or affiliate. Executive will promptly disclose such Work Product to the President and perform all actions reasonably requested by the President (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          8.  Limitation/Illinois Disclosure.  Paragraph 7 of this
Agreement regarding the ownership of inventions and other intellectual property does not apply to the extent application thereof is prohibited by any law the benefits of which cannot be waived by Executive. Executive hereby waives the benefits of any such law to the maximum extent permitted by law. In accordance with Section 2872 of the Illinois Employee Patent
Act, Ill. Rev. Stat. Chap. 140, Sec. 301 et. seq. (1983), Executive is hereby advised that in the event and to the extent such Act is applicable to Executive, paragraph 7 of this Agreement regarding the ownership of inventions and other intellectual property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company or any of its subsidiaries or affiliates was used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company or any of its subsidiaries or affiliates or to the Company's or any of its subsidiaries' or affiliates' actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company or any of its subsidiaries or affiliates.

          9. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company pursuant to this Agreement as well as those obtained by him while employed by the Company or any of its subsidiaries or affiliates or any predecessor thereof prior to the date of this Agreement, concerning the business or affairs of the Company or any of its subsidiaries or affiliates or any predecessor thereof (unless and except to the extent the foregoing become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act, "Confidential Information") are the property of the Company or such subsidiary or affiliate. Therefore, Executive agrees that he shall not disclose any Confidential Information without the prior written consent of the President unless and except to the extent that such disclosure is
(i) made in the ordinary course of Executive's performance of his duties under this Agreement or (ii) required by any subpoena or other legal process (in which event Executive will give the Company prompt notice of such subpoena or other legal process in order to permit the Company to seek appropriate protective orders), and that he shall not use any Confidential Information for his own account without the prior written consent of the President. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, the Work Product or the business of the Company or any of its subsidiaries or affiliates which he may then possess or have under his control.

          10.  Non-Compete, Non-Solicitation.

          (a) Executive acknowledges that in the course of his employment with the Company pursuant to this Agreement he will become familiar, and during the course of his employment by the Company or any of its subsidiaries or affiliates or any predecessor thereof prior to the date of this Agreement he has become familiar, with trade secrets and customer lists of and other confidential information concerning the Company and its subsidiaries and affiliates and predecessors thereof and that his services have been and will be of special, unique and extraordinary value to the Company.

          (b) Executive agrees that during the Employment Period and for two years thereafter he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or in any other corporation or enterprise or otherwise, engage or be engaged in, or assist any other person, firm, corporation or enterprise in engaging or being engaged in, any business then actively being conducted by the Company or any of its subsidiaries or affiliates, in any geographic area in which the Company or any of its subsidiaries or affiliates is then conducting such business (whether through manufacturing or production, calling on customers or prospective customers, or otherwise). Notwithstanding the foregoing, subsequent to the Employment Period Executive may engage or be engaged in, or assist any other person, firm, corporation or enterprise in engaging or being engaged in, any business activity which is not competitive with a business activity being conducted by the Company or any of its subsidiaries or affiliates at the time subsequent to the Employment Period Executive first engages or assists in such business activity (a "Non-competitive Business Activity").


          (c)  Executive further agrees that during the Employment
Period and for two years thereafter he shall not in any manner, directly or indirectly, (i) induce or attempt to induce any employee of the Company or of any of its subsidiaries or affiliates to quit or abandon his employ, or any customer of the Company or of any of its subsidiaries or affiliates to quit or abandon its relationship, for any purpose whatsoever, or
(ii) in connection with any business to which the first sentence of (b) above applies, except where such activity constitutes a Non-competitive Business Activity, call on, service, solicit or otherwise do business with any then current or prospective customer of the Company or of any of its subsidiaries or affiliates.

          (d) Nothing in this paragraph 10 shall prohibit Executive from being: (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (e) If, at the time of enforcement of this paragraph, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          11. Enforcement. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that the Company would be damaged irreparably in the event any of the provisions of paragraph 7, 9 or 10 hereof were not performed in accordance with their specific terms or were otherwise breached and that money damages would be an inadequate remedy for any such non-performance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).

          12. Executive Representations. Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

          13. Survival. Paragraphs 7, 9 and 10 hereof shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

          14. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:

          Mr. Paul R. Gauvreau
          4483 RFD Normandy Court
          Long Grove, IL  60047






          Notices to the Company:

          Mr. King Harris
          President
          Pittway Corporation
          200 South Wacker Drive, Suite 700
          Chicago, IL  60606-5802

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

          15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


          16. Payment of Certain Costs and Expenses. In the event that there is a Change of Control of the Company, if the Company thereafter wrongfully withholds from Executive any amount payable to Executive pursuant to this Agreement or the SERP and Executive obtains a final judgment against the Company for such amount, the Company shall reimburse Executive for any costs and expenses (including without limitation attorneys' fees) reasonably incurred by Executive in obtaining such judgment and shall pay Executive interest on the amount of each such cost or expense from the date of payment thereof by Executive to the date of reimbursement by the Company at a floating rate per annum equal to the publicly announced reference rate for commercial lending of Bank of America in effect from time to time. For purposes of the foregoing, a "Change of Control of the Company" will be deemed to have occurred if but only if, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, a person or group other than one or more members of the Harris Group (as currently defined in the Company's Restated Certificate of Incorporation, as amended) becomes the beneficial owner of stock of the Company possessing a majority of the voting power under ordinary circumstances with respect to the election of directors.

          17. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          18. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

          19. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any of his or its rights or delegate any of his or its obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company's assets; in each case provided such transferee or successor assumes the liabilities of the Company hereunder.

          20. Choice of Law. This Agreement shall be governed by the internal law, and not the laws of conflicts, of the State of Illinois.

          21. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   PITTWAY CORPORATION



                                   By ___________________________

                                   Its __________________________




                                   ______________________________
                                   PAUL R. GAUVREAU



                                                    Exhibit A
                                                    to  Exhibit 10.5
                                                    Pittway Corporation
                                                    December 31, 1998
                                                    Form 10-K

                             PITTWAY CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  SECTION 1

                                Introduction

1.1 The Plan and Its Effective Date. This Pittway Corporation Supplemental Executive Retirement Plan (the "plan") has been established by Pittway Corporation (the "company"), effective January 1, 1996.

1.2 Purpose. The company maintains the Pittway Corporation Retirement Plan (As Amended and Restated Effective as of January 1, 1989) (as the same may hereafter be amended, the "retirement plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code of 1986, as amended (the "Code"). While the Code places limitations on the maximum benefits which may be paid from a qualified plan and the maximum amount of an employee's compensation that may be taken into account for determining benefits payable under a qualified plan, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), permits the payment under an "unfunded plan" of benefits which may not be paid under a qualified plan because of such limitations. The purpose of the plan is to provide certain key employees of the company and its subsidiaries with certain benefits which may not be provided under the retirement plan because of the maximum compensation limitation of the Code.


                                  SECTION 2

                           Eligibility and Benefits

2.1 Eligibility. Each key employee of the company or a subsidiary of the company (a "participant") who participates in the retirement plan and who is a party to an employment agreement with the company or a subsidiary of the company substantially in the form attached hereto as
Exhibit 1 (as the same may hereafter be amended, his "Employment Agreement") that provides for his participation in the plan shall participate in the plan, subject to the conditions and limitations of the plan. It is expressly understood that variations among the participants' Employment Agreements may result in differences in the numberedparagraphs thereof in which corresponding provisions appear (for example, the non-competition provisions which are in paragraph 10 of Exhibit 1 attached hereto, or variations thereof, may be in paragraph 10 of certain of the Employment Agreements but in paragraph 9 of others). Accordingly, each reference in the plan to a particular numbered paragraph of a participant's Employment Agreement shall be deemed to be a reference to the paragraph thereof, if any, which corresponds to the identically numbered paragraph of Exhibit 1.

2.2 Accrued Benefit. For 1995 and for each full calendar year and any final fraction of a calendar year of a participant's Employment Period (as such term is defined in such participant's Employment Agreement), the participant shall accrue a benefit under the plan equal to 1.85 percent of that portion of his earnings (as defined in section
2.3 below) for such year or fraction that is in excess of the "maximum dollar limitation" (as defined below) for such year or fraction and is less than $300,000. For purposes of the plan, "maximum dollar limitation" means, for any year or fraction of a year, the greater of $150,000 or the dollar amount of any higher maximum limitation on annual compensation taken into account under a qualified plan for such year or fraction of a year determined by the Secretary of Treasury or his delegate or by law under section 401(a)(17) of the Code; it being understood that annual compensation for purposes of such limitation is computed differently from "earnings" for purposes of the plan. A participant's accrued benefits under the plan shall be referred to hereinafter as the participant's "supplemental retirement benefits."

2.3 Earnings. For purposes of the plan, a participant's "earnings" for any year or fraction means his total, regular cash compensation paid for such year or fraction for services rendered to the Pittway Companies (as such term is defined in the retirement plan) during such year or fraction, consisting solely of his salary and his annual discretionary cash bonus, if any, for such year. It is expressly understood that a participant's "earnings" do not include any other compensation, including, without limitation, any of the following:

    (a)  Long-term incentive compensation;

    (b)  Unused vacation pay;

    (c)  Special cash bonuses;

    (d) Any income realized for Federal income tax purposes as a result of the grant or exercise of an option or options to acquire shares of stock of a Pittway Company, the receipt or exercise of any stock appreciation right or payment, or the disposition of shares acquired by the exercise of such an option or right;

    (e) Any noncash compensation, including any amounts contributed by the participant's employer(s) for his benefit under the retirement plan or any other retirement or benefit plan, arrangement, or policy maintained by his employer(s);

    (f) Any reimbursements for medical, dental or travel expenses, automobile allowances, relocation allowances, educational assistance allowances, awards and other special allowances;

    (g) Any income realized for Federal income tax purposes as a result of (i) group life insurance, (ii) the personal use of an employer-owned automobile, or (iii) the transfer of restricted shares of stock or restricted property of a Pittway Company, or the removal of any such restrictions;

    (h) Any severance pay paid as a result of the participant's termination of employment (it being expressly understood that any amount(s) taken into account pursuant to the final sentence of section
2.8 below shall not be deemed severance pay for purposes hereof); or

    (i) Any compensation paid or payable to the participant, or to any governmental body or agency on account of the participant, under the terms of any state, Federal or foreign law requiring the payment of such compensation because of the participant's voluntary or involuntary termination of employment with any Pittway Company.

Notwithstanding the foregoing, a participant's "earnings" do include (i) any salary reduction amount elected by the participant and credited to a cafeteria plan (as defined in section 125(c) of the Code) or a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) and (ii) the initial value ascribed to any performance shares award the participant elects to receive in lieu of a portion of his annual discretionary cash bonus.

2.4 Payment of Benefits. Each participant's Employment Agreement provides that in no event shall his Employment Period be extended beyond his 65th birthday except by mutual agreement of the participant and his employer. Subject to the conditions and limitations of the plan, upon a participant's attainment of age 65 years, he shall be entitled to a monthly benefit payable for his life commencing upon his attainment of age 65 years in an amount equal to one-twelfth (1/12) of the sum of the participant's accrued supplemental retirement benefits. A participant's supplemental retirement benefits shall be paid to him in the form described below that applies to the participant; provided, however, that in lieu of payment in the normal form described below, the participant may irrevocably elect, within thirty (30) days after his commencement of participation in the plan, to receive his supplemental retirement benefits in a single lump sum as soon as practicable after his attainment of age 65 years. A participant's "supplemental retirement benefit commencement date" means the date as of which the initial payment (or, in the case of a single lump sum, full payment) of the supplemental retirement benefits to which the participant is entitled is payable. Subject to the conditions and limitations of the plan, a participant's supplemental retirement benefit commencement date shall normally be the first day of the calendar month coincident with or next following the participant's attainment of age 65 years. Notwithstanding the immediately preceding sentence, if a participant's Employment Period under his Employment Agreement terminates prior to his attainment of age 65 years and he is eligible, and elects, to receive early retirement benefits under the retirement plan, and if the participant requests a supplemental retirement benefit commencement date prior to his attainment of age 65 years, then with (but only with) the consent of the committee (as defined in section 3.1 below), the participant's supplemental retirement benefit commencement date shall be such earlier date, if any, selected by the committee. Supplemental retirement benefits that are paid in a lump sum, or commence, before the participant's attainment of age 65 years, if any, shall be subject to actuarial reduction in accordance with section 2.5 below.

    (a) Life Annuity. If a participant does not have a spouse (as defined in section 2.7 below) on his supplemental retirement benefit commencement date, and if he has not elected pursuant to the preceding provisions of this section 2.4 to receive his supplemental retirement benefits in a single lump sum, payment of his supplemental retirement benefits shall be during his lifetime on a life annuity basis.

    (b) Joint and Survivor Annuity. If a participant has a spouse (as defined in section 2.7 below) on his supplemental retirement benefit commencement date, payment of his supplemental retirement benefits shall be in the form of a joint and 50 percent survivor annuity unless the participant has theretofore elected pursuant to the preceding provisions of this section 2.4 to have his benefits provided in a single lump sum. Such joint and 50 percent survivor annuity shall consist of a reduced monthly benefit continuing during the participant's lifetime, and if such spouse is living at the time of the participant's death, payment of 50 percent of such monthly benefit shall be made to such spouse until such spouse's death occurs. The amount of the participant's and such spouse's benefits under this subsection shall be calculated so that it is the actuarial equivalent of the supplemental retirement benefits to which the participant would otherwise be entitled under the plan. If such spouse predeceases the participant, or if the participant and such spouse cease to be married after the participant's supplemental retirement benefit commencement date, there shall be no adjustment to the participant's monthly payments and no supplemental retirement benefits shall be payable to any person after the participant's death.

2.5 Actuarial Equivalent. A benefit shall be actuarially equivalent to another benefit if the actuarial reserve required to provide such benefit is equal to the actuarial reserve required to provide such other benefit, computed on the basis of the same actuarial assumptions, interest rates, tables, methods and procedures, including reduction factors for commencement of payments prior to attainment of age 65 years, that are used for purposes of the retirement plan as in effect on the applicable date that a benefit payment amount is determined.

2.6 Pre-Retirement Surviving Spouse Benefit. If a participant dies prior to his supplemental retirement benefit commencement date, no supplemental retirement benefits under the plan shall be paid or payable with respect to the participant; provided, however, that if the participant has a spouse (as defined in section 2.7 below) at the time of his death, such spouse shall be entitled to receive a monthly benefit for such spouse's lifetime equal to 50 percent of the amount of monthly benefit that would have been payable to the participant in the form of a joint and 50 percent survivor annuity if he had terminated employment as of the date of his death with entitlement to supplemental retirement benefits under the plan and the committee (as defined in section 3.1 below) had permitted his supplemental retirement benefit commencement date to occur on the first day of the calendar month coincident with or next following the date of his death, taking into account actuarial reduction for commencement prior to the participant's attainment of age 65 years. The first payment to the spouse shall be made as of the first day of the calendar month coincident with or next following the date of the participant's death and the final payment shall be made as of the first day of the calendar month during which the spouse's death occurs. If, prior to the participant's death, the participant had elected pursuant to section 2.4 above to receive his supplemental retirement benefits in a single lump sum, in lieu of the monthly payments described above, such spouse shall be entitled to receive a single lump sum equal to 50 percent of the lump sum value of the participant's supplemental retirement benefits as of the date of his death, taking into account actuarial factors for payment prior to the participant's attainment of age 65 years. Such lump sum payment shall be made to such spouse as soon as practicable following the participant's death.

2.7 Spouse. For purposes of the plan, a person will be considered the "spouse" of a participant as of any date if and only if such person and the participant have been married in a religious or civil ceremony recognized under the laws of the state where the marriage was contracted and the marriage remains legally effective. Any person who is not, or who has ceased to be, a participant's "spouse" on the participant's supplemental retirement benefit commencement date (or, in the event of the participant's death prior to his supplemental retirement benefit commencement date, the date of his death) shall not be considered the participant's "spouse" for purposes of the plan.

2.8 Forfeiture; Early Termination of Employment Period. If the participant's Employment Period ends early pursuant to paragraph 5 of his Employment Agreement on account of a Termination for Cause or a Termination by Executive with Advance Notice (as such terms are defined, respectively, in his Employment Agreement), or if after the participant's Employment Period ends (whether or not early and regardless of the reason) the participant breaches any of his agreements in paragraph 7, 9 or 10 of his Employment Agreement, the participant shall forfeit all of his supplemental retirement benefits, if any, under the plan, no benefit under the plan shall thereafter be payable to or with respect to the participant or his spouse, and any benefit under the plan theretofore paid to or with respect to the participant or his spouse must be repaid to the company by the participant or his spouse promptly upon demand. If the participant's Employment Period ends early pursuant to paragraph 5 of his Employment Agreement on account of a Termination without Cause or a Termination by Executive for Good Reason (as such terms are defined, respectively, in his Employment Agreement), the participant's supplemental retirement benefits under the plan shall be the supplemental retirement benefits the participant would have been entitled to under the plan had his Employment Period remained in effect until the earlier of the date on which (without any extension thereof) such Employment Period was then scheduled to end pursuant to his Employment Agreement or the date of his death and had the participant's salary in effect as of the last day of his Employment Period (or, if greater, his Executive's Reference Salary (as such term is defined in his Employment Agreement)) continued until the earlier of such dates and been paid at the times such salary would have been paid, and had the participant received no further annual cash bonus.

2.9 Funding. The plan is intended to be non-qualified for purposes of the Code and unfunded for purposes of the Code and ERISA. Benefits payable under the plan to a participant and/or his spouse, as the case may be, shall be paid directly by the company. The company shall not be required to segregate on its books or otherwise any amount to be used for payment of supplemental retirement benefits under the plan. Each participant and spouse is solely an unsecured creditor of the company with respect to any benefit payable with respect to a participant hereunder.


                                  SECTION 3

                             General Provisions

3.1 Committee. The plan shall be administered by the plan administrative committee of the retirement plan (the "committee"). The committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to the plan as it has with respect to the retirement plan. Each determination provided for in the plan shall be made by the committee under such procedure as may from time to time be prescribed by the committee and shall be made in the absolute discretion of the committee. Any determination so made shall be conclusive.

3.2 Employment Rights. Neither the establishment of, nor participation in, the plan shall be construed to give any participant the right to be retained in the service of the Pittway Companies or to any benefits not specifically provided by the plan.

3.3 Taxes and Withholding. Each participant (or his spouse, as applicable) shall be responsible for any taxes imposed on him (or his spouse) ("taxes") by reason of the establishment of, or his participation in, the plan, including, without limitation, any Federal, state and/or local income or employment taxes imposed on benefits or potential benefits under the plan (or on the value thereof) in advance of the participant's receipt of such benefits or potential benefits. The company or a subsidiary of the company may deduct any taxes from payroll or other payments due the participant or his spouse. The committee shall deduct from all payments under the plan any taxes required to be withheld, including, without limitation, any Federal, state and/or local income or employment taxes. In the event that such deductions and/or withholdings are not sufficient to pay the taxes, the participant (or his spouse) shall promptly remit the deficit to the company upon its request.


3.4 Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state, the interests of participants and their spouses under the plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered. No participant shall have any right to any benefit payments hereunder prior to his termination of employment with the Pittway Companies.

3.5 Payment with Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the plan is under a legal disability or in the committee's opinion is incapacitated in any way so as to be unable to manage his financial affairs, the committee may direct the payment of such benefit to such person's legal representative or to a relative or friend of such person for such person's benefit, or the committee may direct the application of such benefits for the benefit of such person in any manner which the committee may select that is consistent with the plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

3.6 Limitation of Liability. To the extent permitted by law, no person (including the company, any subsidiary of the company, the Board of Directors of the company (the "Board"), the board of directors of any subsidiary of the company, the committee, any present or former member of the Board or of the board of directors of any subsidiary of the company or of the committee, and any present or former officer of the company or of any subsidiary of the company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the plan.

3.7 Controlling Law. The plan shall be construed in accordance with the provisions of ERISA and other Federal laws, to the extent such provisions are applicable to the plan. To the extent not inconsistent therewith, the plan shall be construed in accordance with the laws of the State of Illinois.

3.8 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

3.9 Action by the Company. Any action required of or permitted by the company under the plan, including action by the company to amend the plan, shall be by resolution of the Board or by a duly authorized committee of the Board or by a person or persons authorized by resolution of the Board or such committee. The procedure for amending the plan is that the plan shall be amended by the company's taking appropriate corporate action to effectuate any amendment considered by it to be advisable to be made. Appropriate corporate action includes action by resolution of the Board, by a committee authorized by the Board, or by a person or persons authorized by the Board or such committee, as provided above.

3.10 Successor to the Company. The term "company" as used in the plan shall include any successor to the company by reason of merger, consolidation, the purchase of all or substantially all of the company's assets or otherwise.

3.11 Miscellaneous. The plan shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder. Any notice given in connection with the plan shall be in writing and shall be delivered in person or by registered mail, return receipt requested. Any notice given by registered mail shall be deemed to have been given upon the date of delivery indicated on the registered mail return receipt, if correctly addressed.


                                  SECTION 4

                          Amendment and Termination

     While the company expects to continue the plan, it must necessarily reserve, and hereby does reserve, the right, either in general or as to one or more particular participants, to amend the plan from time to time or to terminate the plan at any time; provided (i) that no amendment of the plan with respect to a participant that reduces or eliminates any benefits such participant has accrued as of the effective date of such amendment shall be effective unless such participant consents to such amendment; and (ii) no amendment of the plan with respect to a participant whose Employment Period under his Employment Agreement has not yet ended that adversely affects such participant, or termination of the plan with respect to such a participant, by the company on any date shall be effective prior to the date on which (without any extension thereof) such participant's Employment Period is then scheduled to end pursuant to his Employment Agreement unlesss the participant consents to such amendment or termination.


IN WITNESS WHEREOF, this plan has been executed on behalf of the company by its duly authorized officers as of the day and year first above written.



                              PITTWAY CORPORATION



                                 By:

                                 Its:

                                 Date:



ATTEST


By _________________________________

   Its _____________________________

   Date_____________________________







                                                   Exhibit 1

                                                   to Exhibit A

                                                   of Exhibit 10.5

                                                   Pittway Corporation
                                                   December 31, 1998
                                                   Form 10-K

                             EMPLOYMENT AGREEMENT




     AGREEMENT made as of January 1, 1996, between Pittway Corporation, a Delaware corporation (the "Company"), and ___________ ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Employment. The Company shall employ Executive, and Executive accepts continued employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 5 hereof (the "Employment Period").

     2.   Position and Duties.

     (a) During the Employment Period, Executive shall serve as the ____________ of the ___________________ Group of the Company or any
successor to such Group, in each case as constituted from time to time (the "Group"), and shall have the normal duties, responsibilities and authority of an executive serving in such position, subject to the power of the Board of Directors of the Company (the "Board") or the President of the Company to expand or limit such duties, responsibilities and authority, either generally or in specific instances. Executive shall have the title ____________________ of the Group, subject to the power of the Board to change such title from time to time. During the Employment Period, Executive shall also serve as a director of the Company for so long as the Board nominates him to that position and he is elected to it, as a ____________ of the Company for so long as the Board elects or appoints him to that position and as a director of any affiliate of the Company designated by the Board for so long as the Board causes him to be elected to such position.

     (b)   Executive shall report to the President of the Company.

     (c) During the Employment Period, Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity and, provided such activities do not exceed those in which Executive has engaged in the past, participation in charitable and civic endeavors and management of Executive's personal investments and business interests) to the business and affairs of the Group and the business and affairs of any other group of the Company, any division of the Company, or any subsidiary or affiliate of the Company (or any group or division thereof), engaged in the security, alarm or monitoring products business or any other business the same as or similar to or related to that then engaged in by the Group. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

     (d) Executive shall perform his duties and responsibilities principally in the __________________ area, and shall not be required to travel outside that area any more extensively than he has done in the past in the ordinary course of the business of the Company.

      3.   Salary and Benefits.

     (a) The Company agrees to pay Executive a salary during the Employment Period, in monthly installments.

     (b)   Executive's initial salary shall be $_______ per annum.

     (c) Executive's salary may be increased by the Board from time to time.

     (d) The Board may, in its sole discretion, award a bonus to Executive for any calendar year during the Employment Period.

     (e) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (f) In addition to the salary and any bonus(es) payable to Executive pursuant to this paragraph, Executive shall be entitled during the Employment Period to participate, on the same basis as other executives of the Company (but subject to variations among executives resulting from differences in the levels of benefits made available to employees at particular business units under the Company's 401(k) plan or any other plan of the Company), in the Company's Standard Executive Benefits Package. The Company's "Standard Executive Benefits Package" means those benefits (including insurance, vacation, company car or car allowance and/or other benefits) for which substantially all of the executives of the Company are from time to time generally eligible, as determined from time to time by the Board.

     (g)   In addition to participation in the Company's Standard
Executive Benefits Package pursuant to this paragraph, Executive shall be entitled during the Employment Period to a supplemental executive retirement program, the principal terms of which are set forth in Exhibit A attached hereto:

     (i) additional term life insurance coverage in an amount equal to Executive's salary; but only if and so long as such additional coverage is available at standard rates from the insurer providing term life insurance coverage under the Standard Executive Benefits Package or from a comparable insurer acceptable to the Company;

     (ii) supplementary long-term disability coverage in an amount which will increase maximum covered annual compensation to $330,000 and the maximum monthly payments to $18,333; but only if and so long as such supplementary coverage is available at standard rates from the insurer providing long-term disability coverage under the Standard Executive Benefits Package or a comparable insurer acceptable to the Company; and

     (iii)  participation in the Pittway Corporation Supplemental
Executive Retirement Plan (the "SERP"), a copy of which, as currently in effect, is attached hereto as Exhibit A.

     4. Adjustments. Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that if there is a significant reduction in the level of the business to which Executive's duties under this Agreement relate, or if all or any significant part of such business is disposed of by the Company and/or its subsidiaries or affiliates during the Employment Period but Executive thereafter remains an employee of the Company, the Board may make adjustments in Executive's duties, responsibility and authority, and in Executive's compensation, as the Board deems appropriate to reflect such reduction or disposition.

     5.     Employment Period.

     (a) Except as hereinafter provided, the Employment Period shall continue until, and shall end upon, the third anniversary of the date hereof.

     (b) On each anniversary of the date hereof which precedes Executive's sixty-fifth birthday by more than two years, unless the Employment Period shall have ended early pursuant to (c) below or either party shall have given the other party written notice that the extension provision in this sentence shall no longer apply, the Employment Period shall be extended for an additional calendar year (unless Executive's sixty-fifth birthday occurs during such additional calendar year, in which event the Employment Period shall be extended only until such birthday). In no event shall the Employment Period be extended beyond the Executive's sixty-fifth birthday except by mutual written agreement of the Company and Executive.

     (c) Notwithstanding (a) and (b) above, the Employment Period shall end early upon the first to occur of any of the following events:

     (i)      Executive's death;

     (ii)   Executive's retirement upon or after reaching age 65
("Retirement");

     (iii) the Company's termination of Executive's employment on account of Executive's having become unable (as determined by the Board in good faith) to regularly perform his duties hereunder by reason of illness or incapacity for a period of more than six (6) consecutive months ("Termination for Disability");

     (iv) the Company's termination of Executive's employment for Cause ("Termination for Cause");

     (v) the Company's termination of Executive's employment other than a Termination for Disability or a Termination for Cause
("Termination without Cause");

     (vi) Executive's termination of Executive's employment for Good Reason, by means of advance written notice to the Company at least thirty
(30) days prior to the effective date of such termination identifying such termination as a Termination by Executive for Good Reason ("Termination by Executive for Good Reason") (it being expressly understood that Executive's giving notice that the extension provision in the first sentence of paragraph 5 (b) hereof shall no longer apply shall not constitute a "Termination by Executive for Good Reason"); or

     (vii) Executive's termination of Executive's employment for any reason other than Good Reason, by means of advance written notice to the Company at least one hundred eighty (180) days prior to the effective date of such termination identifying such termination as a Termination by Executive with Advance Notice ("Termination by Executive with Advance Notice") (it being expressly understood that Executive's giving notice that the extension provision in the first sentence of paragraph 5 (b) hereof shall no longer apply shall not constitute a "Termination by Executive with Advance Notice").

     (d)    For purposes of this Agreement, "Cause" shall mean:

     (i) the commission by Executive of a felony or a crime involving moral turpitude,

     (ii)   the commission by Executive of a fraud;

     (iii) the commission by Executive of any act involving dishonesty or disloyalty with respect to the Company or any of its subsidiaries or affiliates;

     (iv) conduct by Executive tending to bring the Company or any of its subsidiaries or affiliates into substantial public disgrace or disrepute;

     (v) gross negligence or willful misconduct by Executive with respect to the Company or any of its subsidiaries or affiliates;

     (vi) repudiation of this Agreement by Executive or Executive's abandonment of his employment with the Company (it being expressly understood that a Termination by Exxecutive for Good Reason or a Termination by Executive with Advance Notice shall not constitute such a repudiation or abandonment);

     (vii) breach by Executive of any of the agreements in paragraph 10 hereof; or

     (viii) any other breach by Executive of this Agreement which is material and which is not cured within thirty (30) days after written notice thereof to Executive from the Company.

     (e)    For purposes of this Agreement, "Good Reason" shall mean:

     (i) a reduction by the Company in Executive's salary to an amount less than "Executive's Reference Salary" (i.e., Executive's initial salary or, in the event the Employment Period has been extended pursuant to paragraph 5(b) hereof, Executive's salary on the date on which the most recent such extension occurred); or

     (ii) any breach by the Company of this Agreement which is material and which is not cured within thirty (30) days after written notice thereof to the Company from Executive.

     6.     Post-Employment Period Payments.

     (a) If the Employment Period ends on the date on which (without any extension thereof) it is then scheduled to end pursuant to paragraph 5 hereof, or if the Employment Period ends early pursuant to paragraph 5 hereof for any reason, Executive shall cease to have any rights to salary, bonus (if any) or benefits other than: (i) any salary which has accrued but is unpaid, and any expenses which have been incurred but are unpaid, as of the end of the Employment Period, (ii) (but only to the extent provided in the SERP or any other benefit plan in which Executive has participated as an employee of the Company) any plan benefits which by their terms extend beyond termination of Executive's employment and
(iii) any other amount(s) payable pursuant to the succeeding provisions of this paragraph 6.

     (b) If the Employment Period ends pursuant to paragraph 5 hereof on Executive's sixty-fifth birthday, or if the Employment Period ends early pursuant to paragraph 5 hereof on account of Executive's death Retirement or Termination for Disability, the Company shall make no further payments to Executive except as contemplated in (a) (i) and (ii) above.

     (c) If the Employment Period ends early pursuant to paragraph 5 hereof on account of Termination for Cause, the Company shall pay Executive an amount equal to that Executive would have received as salary (based on Executive's salary then in effect) had the Employment Period remained in effect until the later of the effective date of the Company's termination of
Executive's employment or the date thirty days after the Company's notice to Executive of such termination.

     (d) If the Employment Period ends early pursuant to paragraph 5 hereof on account of a Termination without Cause or a Termination by Executive for Good Reason, the Company shall pay to Executive amounts equal to the amounts Executive would have received as salary (based on Executive's salary then in effect or, if greater, Executive's Reference Salary) had the Employment Period remained in effect until the date on which (without any extension thereof) it was then scheduled to end, at the times such amounts would have been paid (in the event Executive is entitled during the payment period to any payments under any disability benefit plan or the like in which Executive has participated as an employee of the Company, less such payments); provided, however, that in the event of Executive's death during the payment period, the Company shall not be obligated to pay any subsequent such amounts, but the Company shall pay to Executive's estate (or such person or persons as Executive may designate in a written instrument signed by him and delivered to the Company prior to his death) either (i) amounts during the remainder of the payment period equal to one-half of the amounts which would have been paid to Executive but for his death or (ii) if so elected by the payee(s) by written notice to the Company within the period of sixty (60) days after the date of Executive's death, a lump sum amount equivalent to the discounted present value of such reduced amounts, discounted at the publicly announced reference rate for commercial lending of Bank of America Illinois in effect at the date of notice to the Company of such election, with said amount to be paid on a date no later than thirty (30) days following the date of notice to the Company of such election. It is expressly understood that the Company's payment obligations under this (d) shall cease in the event Executive breaches any of his agreements in paragraph 7, 9 or 10 hereof.

     (e) If the Employment Period ends early pursuant to paragraph 5 hereof on account of a Termination by Executive with Advance Notice, the Company shall make no further payments to Executive except as contemplated in (a) (i) and (ii) above.

     7. Inventions and Other Intellectual Property. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, trademarks, slogans, product or other designs, advertising or marketing programs, and all similar or related information which relate to the Company's or any of its subsidiaries' or affiliates' actual or anticipated business, research and development or existing or future products or services and which are (or were prior to the date of this Agreement) conceived, developed or made by Executive, whether alone or jointly with others, while employed by the Company or any such subsidiary or affiliate or any predecessor thereof ("Work Product") belong to the Company or such subsidiary or affiliate. Executive will promptly disclose such Work Product to the President of the Company and perform all actions reasonably requested by the President of the Company (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     8. Limitation/Illinois Disclosure. Paragraph 7 of this Agreement regarding the ownership of inventions and other intellectual property does not apply to the extent application thereof is prohibited by any law the benefits of which cannot be waived by Executive.
Executive hereby waives the benefits of any such law to the maximum extent permitted by law. In accordance with Section 2872 of the Illinois Employee Patent Act, Ill. Rev. Stat. Chap. 140, Sec. 301 et. seq. (1983), Executive is hereby advised that in the event and to the extent such Act is applicable to Executive, paragraph 7 of this Agreement regarding the ownership of inventions and other intellectual property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company or any of its subsidiaries or affiliates was used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company or any of its subsidiaries or affiliates or to the Company's or any of its subsidiaries' or affiliates' actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company or any of its subsidiaries or affiliates.

     9. Confidential Information. Executive acknowl-edges that the information, observations and data obtained by him while employed by the Company pursuant to this Agreement, as well as those obtained by him while employed by the Company or any of its subsidiaries or affiliates or any predecessor thereof prior to the date of this Agreement, concerning the business or affairs of the Company or any of its subsidiaries or affiliates or any predecessor thereof (unless and except to the extent the foregoing become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act, "Confidential Information") are the property of the Company or such subsidiary or affiliate. Therefore, Executive agrees that he shall not disclose any Confidential Information without the prior written consent of the President of the Company unless and except to the extent that such disclosure is (i) made in the ordinary course of Executive's performance of his duties under this Agreement or (ii) required by any subpoena or other legal process (in which event Executive will give the Company prompt notice of such subpoena or other legal process in order to permit the Company to seek appropriate protective orders), and that he shall not use any Confidential Information for his own account without the prior written consent of the President of the Company. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, the Work Product or the business of the Company or any of its subsidiaries or affiliates which he may then possess or have under his control.

10.    Non-Compete, Non-Solicitation.

     (a) Executive acknowledges that in the course of his employment with the Company pursuant to this Agreement he will become familiar, and during the course of his employment by the Company or any of its subsidiaries or affiliates or any predecessor thereof prior to the date of this Agreement he has become familiar, with trade secrets and customer lists of and other confidential information concerning the Company and its subsidiaries and affiliates and predecessors thereof and that his services have been and will be of special, unique and extraordinary value to the Company.

     (b) Executive agrees that during the Employment Period and for two years thereafter he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or in any other corporation or enterprise or otherwise, engage or be engaged in, or assist any other person, firm, corporation or enterprise in engaging or being engaged in, the security, alarm or monitoring products business or any other business then actively being conducted by the Group, in any geographic area in which the Group is then conducting such business (whether through manufacturing or production, calling on customers or prospective customers, or otherwise). Notwithstanding the foregoing, subsequent to the Employment Period Executive may engage or be engaged in, or assist any other person, firm, corporation or enterprise in engaging or being engaged in, any business activity which is not competitive with a business activity being conducted by the Group at the time subsequent to the Employment Period Executive first engages or assists in such business activity (a "Non-competitive Business Activity").

     (c) Executive further agrees that during the Employment Period and for two years thereafter he shall not in any manner, directly or indirectly, (i) induce or attempt to induce any employee of the Company or of any of its subsidiaries or affiliates to quit or abandon his employ, or any customer of the Company or of any of its subsidiaries or affiliates to quit or abandon its relationship, for any purpose whatsoever, or (ii) in connection with any business to which the first sentence of (b) above applies, except where such activity constitutes a Non-competitive Business Activity, call on, service, solicit or otherwise do business with any then current or prospective customer of the Company or of any of its subsidiaries or affiliates.

     (d) Nothing in this paragraph 10 shall prohibit Executive from being: (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (e) If, at the time of enforcement of this paragraph, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     11. Enforcement. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that the Company would be damaged irreparably in the event any of the provisions of paragraph 7, 9 or 10 hereof were not performed in accordance with their specific terms or were otherwise breached and that money damages would be an inadequate remedy for any such non-performance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).

     12. Executive Representations. Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

     13. Survival. Paragraphs 7, 9 and 10 hereof shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     14. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:

          ___________________
          ___________________
          ___________________
          Notices to the Company:

          Mr. King Harris
          President
          Pittway Corporation
          200 South Wacker Drive, Suite 700
          Chicago, IL  60606-5802


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

     15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     16. Payment of Certain Costs and Expenses. In the event that there is a Change of Control of the Company, if the Company thereafter wrongfully withholds from Executive any amount payable to Executive pursuant to this Agreement or the SERP and Executive obtains a final judgment against the Company for such amount, the Company shall reimburse Executive for any costs and expenses (including without limitation attorneys' fees) reasonably incurred by Executive in obtaining such judgment and shall pay Executive interest on the amount of each such cost or expense from the date of payment thereof by Executive to the date of reimbursement by the Company at a floating rate per annum equal to the publicly announced reference rate for commercial lending of Bank of America Illinois in effect from time to time. For purposes of the foregoing, a "Change of Control of the Company" will be deemed to have occurred if but only if, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, a person or group other than one or more members of the Harris Group (as currently defined in the Company's Restated Certificate of Incorporation, as amended) becomes the beneficial owner of stock of the Company possessing a majority of the voting power under ordinary circumstances with respect to the election of directors.

     17. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     18. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

     19. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any of his or its rights or delegate any of his or its obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by the Company of all of its rights and obligations hereunder to: (i) any subsidiary or affiliate of the Company in the event all or any substantial part of the business to which Executive's duties under this Agreement relate are transferred thereto and (ii) any successor to the Company by merger or consolidation or purchase of all or in each case provided such transferee or successor assumes the liabilities of the Company hereunder.

     20. Choice of Law. This Agreement shall be governed by the internal law, and not the laws of conflicts, of the State of Illinois.

     21. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                                 *    *    *    *    *









IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   PITTWAY CORPORATION



                                   By ___________________________

                                   Its __________________________







                                   ______________________________
                                   [EXECUTIVE]















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